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                              [DECHERT LETTERHEAD]

                                                                     EXHIBIT 5.1


                                 August 23, 2002


Thornburg Mortgage, Inc.
150 Washington Avenue, Suite 302
Santa Fe, New Mexico 87501

                  RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

                  This opinion is furnished in connection with the Registration Statement on Form S-3 (the "Registration Statement")(1) of Thornburg Mortgage, Inc., a Maryland corporation (the "Company"), for the registration under the Securities Act of 1933 relating to the offering from time to time of up to $400,000,000 in amount of an undetermined number of shares of the Company's common stock, par value $.01 per share (the "Common Stock"), shares of preferred stock of the Company, the terms and conditions of which are as yet undetermined (the "Preferred Stock"), and warrants to purchase Common Stock and Preferred Stock (the Common Stock, the Preferred Stock and the warrants are referred to collectively as the "Securities"). We note that the Company has in excess of 400,000,000 shares of authorized and unissued capital stock, which may be designated either as Common Stock or Preferred Stock, available for issuance, and that the Board of Directors has initially reserved 30,000,000 shares of Common Stock for issuance pursuant to the Registration Statement. We have also been asked to render an opinion concerning certain tax matters in connection with the issuance of the Securities under the Registration Statement.

                  We have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Company's Articles of Incorporation, as amended, the Company's By-laws, as amended, and such other corporate records of the Company, including resolutions of the Company's Board of Directors, and documents as we have deemed necessary or appropriate to express the opinions set forth below. In our examination, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity of all originals of all documents submitted to us as copies, and the




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(1)      Capitalized terms used and not otherwise defined herein shall have the meanings given thereto in the Registration Statement.





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Thornburg Mortgage, Inc.
August 23, 2002
Page 2


authenticity of any such copies. As to questions of fact material to such opinions, we have relied upon statements and representations of officers and representatives of the Company.

                  We have examined such documents as we have deemed relevant or necessary, including, without limitation, the form of certificate, to be executed by a duly authorized officer of the Company (the "Officer's Certificate"). We have assumed that, to the extent not addressed herein, during its taxable year ended December 31, 1993 and for each subsequent taxable year, the Company has operated, and will operate, in such a manner that has made, or will make, the representations in the Officer's Certificate true for such years. We have also relied upon the correctness of the representations contained in the Officer's Certificate and certain other documents that we have deemed relevant or necessary in this regard. We have made no independent investigation of the facts contained in the documents and assumptions set forth herein or the representations set forth in the Officer's Certificate. However, no facts have come to our attention that would cause us to question the accuracy and completeness of such facts or documents in any material respect.

                  Our opinion under "Federal Income Tax Considerations" below is based on existing law, including the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and existing administrative and judicial interpretations thereof, all of which are subject to change either prospectively or retroactively. No assurance can be given that such existing law may not change in a manner that would modify the conclusions expressed in this opinion letter. Moreover, relevant laws could change in a manner that could adversely affect the Company or its shareholders. We have no obligation to inform the Company of any such change in the law. We have not been requested to opine, and we have not opined, as to any issues other than those expressly set forth herein. Our opinion under "Federal Income Tax Considerations" below is limited to questions arising under the federal income tax laws of the United States. Our opinion under "Legality of Shares" below is limited to federal law and the corporate laws of the State of Maryland that affect such opinion. We express no opinion with respect to any other law or the laws of any other jurisdiction.

                  Our opinion under "Federal Income Tax Considerations" below depends upon the assumption that the Company has operated in conformity with the provisions of the Code and the Treasury Regulations promulgated thereunder dealing with the qualification of REITs for all periods commencing with the taxable year of the Company ending December 31, 1993. We have no knowledge of and have made no investigation of the Company's operation for prior periods, but have relied upon the Company's representations with respect to such matters, as well as





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Thornburg Mortgage, Inc.
August 23, 2002
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the opinions of prior independent legal counsel to the Company covering such matters for prior periods.

                  1. Federal Income Tax Considerations. We have reviewed the section of the Registration Statement entitled "Federal Income Tax Considerations" and in our opinion such section identifies and fairly summarizes the federal income tax considerations that are likely to be material to a holder of the Securities and to the extent that such summaries involve matters of law, we are of the opinion that such statements of law are correct under the Code. All opinions attributed to counsel in the section of the Registration Statement entitled "Federal Income Tax Considerations" accurately reflect our opinion on the likely outcome of such issues if challenged by the Internal Revenue Service (the "Service").

                  The "Federal Income Tax Considerations" section of the Registration Statement is not exhaustive of all possible tax considerations. Such section of the Registration Statement does not give a detailed discussion of any state, local or foreign tax considerations. Nor does the "Federal Income Tax Considerations" section of the Registration Statement discuss all of the aspects of federal income taxation that may be relevant to a prospective holder of the Securities in light of such shareholder's particular circumstances or to certain types of shareholders (including, but not limited to, insurance companies, certain tax-exempt entities, financial institutions, broker/dealers, foreign corporations, employees and affiliates acquiring stock options and persons who are not citizens or residents of the United States) some of whom could be subject to special treatment under federal income tax laws.

                  We are of the opinion that, commencing with the Company's taxable year ended December 31, 1993, the Company has been organized in conformity with the requirements for qualification and taxation as a real estate investment trust ("REIT") under Sections 856 through 860 of the Code. The Company's continued qualification as a REIT under the Code will depend upon the Company's ability to meet, through actual operating results, distribution levels, diversity of stock ownership and the various income and asset qualification tests imposed under the Code. We will not review these operating results and accordingly, no assurance can be given that the actual results of the Company's operations for any one taxable year will satisfy the requirements under the Code for REIT qualification. Moreover, certain aspects of the Company's operations have not been considered by the courts or the Service. There can be no assurance that the courts or the Service will agree with our opinion. Nevertheless, if presented with the facts and premises as set forth in this opinion and applying current law, we believe that a court would agree with the conclusion set forth above. Furthermore, any change in applicable law or in the terms of any document we have reviewed may affect the continuing validity of this opinion. In this regard, no assurance can be given that the law will not change in a




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Thornburg Mortgage, Inc.
August 23, 2002
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way that will prevent the Company from qualifying as a REIT. In addition, qualification as a REIT depends on future transactions and events that cannot be known at this time. Accordingly, we are unable to opine whether the Company, in fact, will continue to operate in a manner that will enable it to qualify as a REIT under the Code.

                  2. Legality of Shares. Assuming the shares of Common Stock or Preferred Stock (collectively, "Shares"), in an amount not more than the number of Shares initially reserved for issuance under the Registration Statement, are issued and paid for in accordance with the terms of the offering described in the Registration Statement, including amendments or supplements thereto, and certificates representing such Shares are issued to the purchasers, we are of the opinion that the Shares will have been duly authorized, validly issued, and will be fully paid and non-assessable shares of Common Stock or Preferred Stock, as the case may be, of the Company.

                  3. Consent. We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to this firm under the captions "Federal Income Tax Considerations" and "Legal Matters" in connection with this opinion.

                  Our opinions set forth herein are as of the date hereof and are given to the addressee hereof. Our opinions are limited to the matters expressly set forth in this opinion letter and no opinion is implied or may be inferred beyond the matters expressly so stated (including, without limitation, any tax issues arising under the laws of any foreign country, any state or any locality), except to the extent such opinion is a necessary legal predicate to an opinion expressly set forth herein and is not otherwise expressly excluded from the opinion set forth herein or assumed to be true in the assumptions set forth herein. The opinions rendered herein may not be used or relied upon by or published or communicated to any other person, for any purpose whatsoever without our prior written consent in each instance.


                                                     Very truly yours,


                                                     /s/ Dechert